Exhibit 99

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Ordinary Shares, par value US$0.0001 per share, of Charm Communications Inc., a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2011.

He Dang

/s/ He Dang
He Dang

Merry Circle Trading Limited

By:	/s/ He Dang
Authorized Signatory

Honour Idea Limited

By:	/s/ He Dang
Authorized Signatory

Full Quantum Investments Limited
For and on behalf of Bukit Merah Limited, as Corporate Director

By:	/s/ Mabel Chan
By:	/s/ Peter Edward Leppard
Authorized Signatories

Dang Family Trust
For an on behalf of Credit Suisse Trust Limited, as trustee

By:	/s/ Mabel Chan
By:	/s/ Peter Edward Leppard
Authorized Signatories